EXHIBIT 4.4(A)


                        NATIONAL CITY BANCSHARES, INC.
                          STOCK OPTION AGREEMENT

   This Agreement, made and entered into as of August 31, 1998, by and between National City Bancshares, Inc., an Indiana corporation (the "Corporation"), and Clyde A. (Pete) Turner (the "Optionee"),

                                  WITNESSETH:

   WHEREAS, Optionee is or was the holder of stock options to purchase shares of common stock, no par value, of Community First Financial, Inc., a Kentucky Corporation ("CFF"); and

   WHEREAS, pursuant to the Agreement and Plan of Merger dated as of March 9, 1998, by and among the Corporation and CFF, CFF has been merged with and into the Corporation (the "Merger"); and

   WHEREAS, said Agreement and Plan of Merger provides that all rights under the CFF options will be assumed by the Corporation and will represent the right to acquire that number of common shares of the Corporation to which the optionee under the CFF option would have been entitled if, immediately prior to the Merger, the Optionee had fully exercised the CFF option; and

   WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that pursuant to the terms of the aforesaid Merger an option to acquire common shares, without par value, of the Corporation ("Common Shares") should be granted to the Optionee upon the terms and conditions set forth in this Agreement;

   NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereto make the following agreement, intending to be legally bound hereby;

   1. GRANT OF OPTION. The Corporation hereby grants to the Optionee an option (the "Option") to purchase 6,413 Common Shares of the Corporation. The Option is intended and shall be treated as a nonqualified stock option and not as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

   2. OPTION PRICE. The purchase price (the "Option Price") to be paid by the Optionee to the Corporation upon the exercise of the Option shall be $5.83 per Common Share.

   3. EXERCISE OF OPTION. Subject to paragraph 4, the Optionee may exercise the Option, from time to time as follows:

       Common Shares                     Exercise Periods and
                                          Termination Dates

           6,413                         6/22/2000 - 6/22/2002


   4. TERMINATION OF OPTION.

      (a) Unless sooner terminated as provided in the following subparagraph
(b), the Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised within the exercise periods described in paragraph 3, shall terminate and become null and void as of the end of the exercise period set forth in paragraph 3.

      (b) Upon the occurrence of the Optionee's ceasing for any reason to be employed by the Corporation or any of its subsidiaries, the Option, to the extent not previously exercised, shall terminate and become null and void as of the date of termination of the Optionee's employment.

      (c) A transfer of the Optionee's employment between the Corporation and any subsidiary of the Corporation, or between any subsidiaries of the Corporation, shall not be deemed to be a termination of the Optionee's employment.

   5. EXERCISE OF OPTIONS.

      (a) The Optionee may exercise the Option with respect to all or any part of the Common Shares then exercisable hereunder by giving the Secretary of the Corporation written notice of intent to exercise. The notice of exercise shall specify the number of Common Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

      (b) The Optionee must make full payment (in U.S. dollars) of the Option Price on or before the exercise date specified in the notice of exercise in (i) cash, (ii) by tendering previously acquired Common Shares of the Corporation valued at fair market value on the exercise date as determined by the Corporation, (iii) or by requesting the Corporation to withhold Common Shares issuable upon exercise of the Option valued at fair market value as determined by the Corporation.

   On the exercise date specified in the Optionee's notice or as soon thereafter as is practicable, the Corporation shall cause to be delivered to the Optionee, a certificate or certificates for the Common Shares then being purchased (out of theretofore unissued Common Shares or reacquired Common Shares, as the Corporation may elect) upon full payment for such Common Shares.

      (c) If the Optionee fails to pay for any of the Common Shares specified in such notice as provided in the foregoing subparagraph (b), or fails to accept delivery thereof, the Optionee's right to purchase such Common Shares may be terminated by the Corporation. The date specified in the Optionee's notice as the date of exercise shall be deemed the date of exercise of the Option provided that payment in full for the Common Shares to be purchased upon such exercise shall have been received by such date.

   6. ADJUSTMENT OF AND CHANGES IN STOCK OF THE CORPORATION. In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of the Corporation, the Board, in its sole discretion, may make such adjustment as it deems appropriate in the number and kind of shares of Common Shares subject to the Option and/or in the Option Price.

   7. NO RIGHTS OF STOCKHOLDERS. Neither the Optionee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of the Corporation with respect to any of the Common Shares, in whole or in part, prior to the date of exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date payment is received by the Corporation.

   8. NON-TRANSFERABILITY OF OPTION. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee or any guardian or legal representative of the Optionee, and the Option shall not be transferable except, in case of the death of the Optionee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Optionee to sell, transfer, alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, (b) the bankruptcy or insolvency of the Optionee, or (c) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Corporation may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

   9. EMPLOYMENT NOT AFFECTED. Neither the granting of the Option nor its exercise shall be construed as granting to the Optionee any right with respect to continuance of his or her employment with the Corporation or any of its subsidiaries (together the "Employer"). Except as may otherwise be limited by a written agreement between the Optionee and his or her Employer, the right of the Employer to terminate at will the Optionee's employment at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved to the Employer and acknowledged by the Optionee.

   10. AMENDMENT OF OPTION. The terms of the Option may be amended by the Board at any time (a) if the Board determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, that by its terms applies to the Option; or (b) other than in the circumstances described in Clause (a), with the consent of the Optionee.

   11. NOTICE. Any notice to the Corporation provided for in this instrument shall be mailed to its Secretary of the Corporation at P.O. Box 868, Evansville, Indiana 47705. Any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Corporation. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

   12. REPRESENTATIONS OF OPTIONEE. The Optionee understands that the Common Shares issuable upon exercise of the Option have not been registered under the Securities Act of 1933, as amended, or any state securities laws and that the Common Shares when issued pursuant to the exercise of the Option will be subject to restrictions or transfer.

   13. GOVERNING LAW. The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the law of the State of Indiana, except to the extent preempted by federal law, which shall to such extent govern.

   14. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the Corporation and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous Agreements between any party hereto in connection with the subject matter of this Agreement. No officer, employee or other servant or agent of the Corporation, and no servant or agent of the Optionee, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written.

CORPORATION:                              OPTIONEE:

NATIONAL CITY BANCSHARES, INC.


By:       /S/ ROBERT A. KEIL               /S/ CLYDE A. "PETE" TURNER
       Robert A. Keil, President                 Clyde A. (Pete) Turner